PennantPark Investment Corporation Announces Financial Results for the Quarter Ended June 30, 2009

NEW YORK, NY -- (Marketwire - August 05, 2009) - PennantPark Investment Corporation (the "Company," "we," "our," or "us") (NASDAQ: PNNT) today announces financial results for its third fiscal quarter ended June 30, 2009.

HIGHLIGHTS
Quarter Ended June 30, 2009
($ in millions, except per share amounts)

Investment portfolio                                               $ 393.1
Net assets                                                         $ 247.0
Net asset value per share                                          $ 11.72

Credit Facility (Cost $187.3)                                      $ 134.1

Investment portfolio composition and yield:

  Senior secured debt, subordinated debt, second lien secured
   debt, and equity (core)                                         $ 346.3
  Senior secured debt (non-core)                                   $  46.8
  Weighted average yield on debt                                      10.4%
  Weighted average yield on core investments                          11.6%
  Weighted average yield on non-core investments                       3.3%

Operating Results:
  Net investment income                                            $   5.7
  Net investment income per share                                  $  0.27
  Distributions declared per share                                 $  0.24

Portfolio Activity:
  Purchase of long term investments                                $  32.6
  Sales and repayments of long term investments                    $   7.3

  Number of new portfolio companies invested                             5
  Number of existing portfolio companies invested                        2
  Number of portfolio companies at end of period                        37

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 6, 2009

The Company will also host a conference call at 10:00 a.m. (Eastern Time) on Thursday, August 6, 2009 to discuss the quarterly results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 591-4949 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4868. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through August 24, 2009 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all replays, please reference conference ID #3432040.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2009, our portfolio totaled $393.1 million and consisted of $98.8 million of senior secured loans, $111.2 million of second lien secured debt, $156.0 million of subordinated debt, $10.3 million of preferred equity and $16.8 million of common equity investments. This compares to our portfolio as of September 30, 2008, which totaled $372.1 million and consisted of $78.8 million of senior secured loans, $104.2 million of second lien secured debt, $166.2 million of subordinated debt, $9.3 million of preferred equity and $13.6 million of common equity investments.

Our core assets totaled $346.3 million and consisted of investments in twenty-five different companies with an average investment size of $13.9 million per company and a weighted average yield of 11.6% on debt investments as of June 30, 2009. This compares to our core assets as of September 30, 2008, which totaled $305.5 million and consisted of investments in nineteen different companies with an average investment size of $16.1 million per company and a weighted average yield of 12.5% on debt investments.

As of June 30, 2009, our non-core senior secured loan portfolio totaled $46.8 million and consisted of thirteen different companies (including one company also in our core portfolio) with an average investment size of $3.6 million and a weighted average yield of 3.3% on debt investments. This compares to our non-core assets as of September 30, 2008, which totaled $66.6 million and consisted of nineteen different companies (including one company also in our core portfolio) with an average investment size of $3.5 million and a weighted average yield of 5.2% on debt investments.

Our overall portfolio consisted of thirty-seven companies with an average investment size of $10.6 million and a weighted average yield on debt investments of 10.4%. The portfolio was invested 25% in senior secured loans, 28% in second lien secured debt, 40% in subordinated debt, 3% in preferred equity and 4% in common equity investments as of June 30, 2009. This compares to our overall portfolio as of September 30, 2008, which consisted of thirty-seven companies with an average investment size of $10.1 million and a weighted average yield on debt investments of 11.1%, and was invested 21% in senior secured loans, 28% in second lien secured debt, 45% in subordinated debt, 2% in preferred equity and 4% in common equity.

For the three months ending June 30, 2009 and 2008, our portfolio had unrealized appreciation of $27.4 million and $11.7 million, respectively.

For the three months ended June 30, 2009, we invested $32.6 million, in five new and two existing portfolio companies, with an average yield of 14.0% on debt investments. Sales and repayments of long-term investments totaled $7.3 million for the same period. This compares to the three months ended June 30, 2008, in which we invested $46.8 million in two new and three existing portfolio companies with an average yield of 14.5% on debt investments. Sales and repayments of long-term investments for the three months ended June 30, 2008 totaled $9.2 million.

"We had an active quarter and our activity level has continued since quarter end. We invested approximately $33 million during the quarter in primarily senior secured debt with expected internal rates of return in the mid-teens," said Arthur Penn, Chairman and Chief Executive Officer. "We also selectively pruned the portfolio and exited several investments that were higher risk. As a result of these efforts, we have a safer portfolio with substantially better credit statistics. Additionally, we are seeing an increasing number of attractive opportunities, which can help us grow income."

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2009 and 2008.

Investment Income

Investment income, for the three months ended June 30, 2009 and 2008, was $10.8 million and $9.7 million, respectively. Investment income, for the three months ended June 30, 2009, was primarily attributed to $4.3 million from senior secured loan investments, $3.3 million from second lien secured debt investments, and $2.4 million from subordinated debt investments. Investment income, for the three months ended June 30, 2008, was primarily attributed to $3.7 million from to senior secured loan investments, $3.7 million from second lien secured debt investments, and $1.7 million from subordinated debt investments. The remaining investment income, of $0.8 million and $0.6 million, for the same periods respectively, was primarily attributed to interest income from short-term investments and to net accretion of discount and amortization of premium.

Investment income, for the nine months ended June 30, 2009 and 2008, was $33.3 million and $28.4 million, respectively. Investment income, for the nine months ended June 30, 2009, was primarily attributed to $13.6 million from senior secured loan investments, $10.6 million from second lien secured debt investments, and $7.4 million from subordinated debt investments. Investment income, for the nine months ended June 30, 2008, was primarily attributed to $11.6 million from senior secured loan investments, $10.5 million from second lien secured debt investments, and $5.1 million from subordinated debt investments. The remaining investment income, of $1.7 million and $1.2 million, for the same periods respectively, was primarily attributed to interest income from short-term investments and to net accretion of discount and amortization of premium.

Expenses

Expenses, for the three months ended June 30, 2009 and 2008, totaled $5.1 million and $5.7 million, respectively. Of these totals, $1.9 million and $1.8 million were attributable to base management fees, $1.4 million and $1.0 million were attributable to performance-based incentive fees, $0.8 million and $1.7 million were attributable to credit facility related expenses, and $1.0 million and $1.2 million were attributable to general and administrative expenses, respectively.

Expenses, for the nine months ended June 30, 2009 and 2008, totaled $16.6 million and $15.2 million, respectively. Of these totals, $5.5 million and $4.8 million were attributable to net base management fees, $4.2 million and $2.4 million were attributable to performance-based incentive fees, $3.8 million and $4.4 million were attributable to credit facility related expenses, and $3.1 million and $3.6 million were attributable to general and administrative expenses, respectively.

Net Investment Income

Net investment income totaled $5.7 million and $16.7 million, or $0.27 and $0.79 per share, for the three and nine months ended June 30, 2009, respectively.

Net investment income totaled $3.9 million and $13.1 million, or $0.19 and $0.62 per share, respectively, for the three and nine months ended June 30, 2008, respectively.

Net Realized Loss

Sales and repayments of long-term investments, for the three and nine months ended June 30, 2009, totaled $7.3 million and $12.9 million, respectively, and realized losses totaled $24.7 million and $30.8 million, respectively, due to the sale of senior secured loans and subordinated debt.

Sales and repayments of long-term investments, for the three and nine months ended June 30, 2008, totaled $9.2 million and $14.4 million, respectively, and realized losses totaled approximately $0.4 million and $0.6 million, respectively, due to the sale of senior secured loans.

Net Unrealized Appreciation / Depreciation on Investments, cash equivalents and credit facility

For the three and nine months ended June 30, 2009, the Company's investments had a net change in unrealized appreciation of $27.4 million and $12.3 million, respectively. For the three and nine months ended June 30, 2009, the Company's credit facility had a net change in unrealized appreciation of $9.2 million and a net change in unrealized depreciation of $11.4 million, respectively. For the three and nine months ended June 30, 2008, the Company's investments had a net unrealized appreciation of $11.7 million and a net unrealized depreciation of $42.2 million, respectively.

On June 30, 2009 and September 30, 2008, net unrealized depreciation on investments and cash equivalents totaled $59.7 million and $72.0 million, respectively, primarily due to a weak economy and credit markets. On June 30, 2009, unrealized depreciation on the credit facility was $53.2 million.

Net Increase / Decrease in Net Assets from Operations

For the three and nine months ended June 30, 2009, there was a net decrease in net assets resulting from operations of $0.8 million and a net increase of $9.6 million, or $0.04 per share and $0.45 per share, respectively, primarily due to an increase in investment valuations offset by an increase in the liability valuation of our credit facility.

For the three and nine months ended June 30, 2008, there was a net increase in net assets resulting from operations of $15.2 million and a net decrease of $29.7 million, or $0.72 per share and $1.41 per share, respectively, primarily due to changes in investment valuations.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are generated primarily through our senior secured, multi-currency, $300 million, five-year revolving credit facility maturing in June 2012 as well as from cash flows from operations, investment sales and prepayments, and income earned from investments and cash equivalents. On June 30, 2009, we had $187.3 million in borrowings outstanding with a fair market value under GAAP of $134.1 million, and had cash equivalents of $0.5 million.

During the nine months ended June 30, 2009, we generated operating cash flows primarily from interest earned on debt investments, and our primary use of funds for operations during the same period consisted of investments in portfolio companies, payments of fees and other operating expenses. For the three and nine months ended June 30, 2009, our operating activities resulted in net cash outflows of $23.9 million and $9.8 million, respectively, and our financing activities resulted in a net cash outflow of $5.5 million and $29.9 million, respectively, primarily from net repayments under our credit facility and dividends to our stockholders.

During the nine months ended June 30, 2008, we generated operating cash flows primarily from interest earned on debt investments, and our primary use of funds during the same period consisted of investments in portfolio companies and payments of fees and other operating expenses. For the three and nine months ended June 30, 2008, our operating activities resulted in a net cash outflow of $45.2 million and $397.1 million, respectively, and our financing activities resulted in a net cash inflow of $5.0 million and $180.2 million for the same periods, primarily from net borrowings under our credit facility and dividends to our stockholders.

DISTRIBUTIONS

Distributions declared to stockholders, for the three and nine months ended June 30, 2009, totaled $5.1 million and $15.2 million or $0.24 and $0.72 per share, respectively. Distributions declared to stockholders, for the three and nine months ended June 30, 2008, totaled $4.6 million and $13.9 million or $0.22 and $0.66 per share, respectively.

Tax characteristics of all dividends will be reported to stockholders on form 1099-DIV after the end of the calendar year.

                    PENNANTPARK INVESTMENT CORPORATION
                   STATEMENTS OF ASSETS AND LIABILITIES

                                              June 30, 2009  September 30,
                                               (unaudited)       2008
                                              =============  =============
Assets
Investments at fair value
  Non-controlled, non-affiliated investments,
   at fair value (cost--$435,642,024 and
   $427,481,745, respectively)                $ 377,382,905  $ 354,261,950
  Non-controlled, affiliated investments, at
   fair value (cost--$17,200,193 and
   $16,692,261, respectively)                    15,755,326     17,885,870
                                              -------------  -------------
  Total investments at fair value               393,138,231    372,147,820
  Cash equivalents                                  541,136     40,249,201
  Receivable for investments sold                 1,381,011              -
  Interest receivable                             4,770,692      6,046,199
  Prepaid expenses and other assets               1,271,943      1,367,479
                                              -------------  -------------
  Total assets                                  401,103,013    419,810,699
                                              -------------  -------------

Liabilities
  Distributions payable                           5,056,505      5,056,505
  Payable for investments purchased               4,183,666              -
  Unfunded investments                            6,331,385              -
  Credit facility payable (fair value:
   $134,057,558 and $160,204,000, respectively)
   (cost: $187,300,000 and $202,000,000,
   respectively)                                134,057,558    202,000,000
  Interest payable on credit facility                72,308        725,317
  Management fee payable                          1,928,082         85,896
  Performance-based incentive fee payable         1,415,872        123,033
  Accrued other expenses                          1,080,397      1,091,688
                                              -------------  -------------
  Total liabilities                             154,125,773    209,082,439
                                              -------------  -------------

Net Assets
  Common stock, par value $0.001 per share,
   100,000,000 shares authorized and
   21,068,772 shares issued and outstanding          21,069         21,069
  Paid-in capital in excess of par              294,586,604    294,586,604
  Undistributed (distributions in excess of)
   net investment income                            928,718       (602,660)
  Cumulative effect of adoption of fair value
   option on credit facility                     41,796,000              -
  Accumulated net realized loss on investments
   and cash equivalents                         (42,097,607)   (11,250,567)
  Net unrealized depreciation on investments    (59,703,986)   (72,026,186)
  Net unrealized depreciation on credit
   facility                                      11,446,442              -
                                              -------------  -------------
  Total net assets                            $ 246,977,240  $ 210,728,260
                                              -------------  -------------
  Total liabilities and net assets            $ 401,103,013  $ 419,810,699
                                              -------------  -------------
Net asset value per share                     $       11.72  $       10.00
                                              =============  =============

                    PENNANTPARK INVESTMENT CORPORATION
                         STATEMENTS OF OPERATIONS
                                (Unaudited)

                          Three months ended         Nine months ended
                                June 30,                  June 30,
                        ========================  ========================
                            2009         2008         2009         2008
                        ===========  ===========  ===========  ===========
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest              $10,347,405  $ 9,212,625  $31,930,815  $27,148,848
  Other                     123,955      111,924      351,449      167,806
From non-controlled,
 affiliated
 investments:
  Interest                  298,349      337,832      988,668    1,063,257
                        -----------  -----------  -----------  -----------
Total investment income  10,769,709    9,662,381   33,270,932   28,379,911
                        -----------  -----------  -----------  -----------

Expenses:
  Base management fee     1,928,082    1,829,909    5,495,505    5,195,750
  Performance-based
   incentive fee          1,412,925      985,287    4,175,224    2,433,394
  Interest and other
   credit facility
   expenses                 791,587    1,656,140    3,817,133    4,422,543
  Administrative
   services expenses        582,177      591,726    1,558,672    1,804,047
  Other general and
   administrative
   expenses                 388,507      658,178    1,523,505    1,823,014
                        -----------  -----------  -----------  -----------
Expenses before base
 management fee waiver    5,103,278    5,721,240   16,570,039   15,678,748
                        -----------  -----------  -----------  -----------
Base management fee
 waiver                           -            -            -     (420,731)
                        -----------  -----------  -----------  -----------
Net expenses              5,103,278    5,721,240   16,570,039   15,258,017
                        -----------  -----------  -----------  -----------
Net investment income     5,666,431    3,941,141   16,700,893   13,121,894
                        -----------  -----------  -----------  -----------

Realized and unrealized
 gain (loss) on
 investments, cash
 equivalents and credit
 facility:
  Net realized loss
   on investments and
   cash equivalents     (24,701,776)    (401,624) (30,847,040)    (620,998)
  Net change in
   unrealized
   appreciation
   (depreciation) on:
  Non-controlled,
   non-affiliated
   investments and
   cash equivalents      27,736,328   10,700,808   14,960,676  (41,097,670)
  Non-controlled,
   affiliated
   investments             (318,107)     964,139   (2,638,476)  (1,064,091)
    Credit facility      (9,202,647)           -   11,446,442            -
                        -----------  -----------  -----------  -----------
  Net change in
   unrealized
   appreciation
   (depreciation)        18,215,574   11,664,947   23,768,642  (42,161,761)
                        -----------  -----------  -----------  -----------
Net realized and
 unrealized gain (loss)
 from investments, cash
 equivalents, and
 credit facility         (6,486,202)  11,263,323   (7,078,398) (42,782,759)
                        -----------  -----------  -----------  -----------
Net (decrease) increase
 in net assets
 resulting from         -----------  -----------  -----------  -----------
 operations             $  (819,771) $15,204,464  $ 9,622,495 $(29,660,865)
                        ===========  ===========  =========== ============
Net (decrease) increase
 in net assets
 resulting from
 operations per common
 share                  $     (0.04) $      0.72  $      0.45  $     (1.41)
Net investment income
 per common share       $      0.27  $      0.19  $      0.79  $      0.62

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, we may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
Visit us on the web at:  www.pennantpark.com